UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

PACIFIC CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

California	0-11113	95-3673456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1021 Anacapa Street Santa Barbara, California	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 564-6405

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On November 23, 2009, Santa Barbara Bank & Trust (“SBBT”), a division of Pacific Capital Bank, N.A., a wholly owned subsidiary of Pacific Capital Bancorp (the “Company”) entered into (i) Amendment No. 1 to Amended and Restated Program Agreement (the “Jackson Hewitt Program Agreement Amendment”) with Jackson Hewitt Inc. (“JHI”), a subsidiary of Jackson Hewitt Tax Service Inc., and (ii) entered into Amendment No. 1 to Amended and Restated Technology Services Agreement (the “Jackson Hewitt Technology Services Agreement Amendment” and, together with the Jackson Hewitt Program Agreement Amendment, the “Jackson Hewitt Amendments”) with Jackson Hewitt Technology Services LLC, a subsidiary of Jackson Hewitt Tax Service Inc.  The primary purposes of the Jackson Hewitt Amendments are to establish the number of Jackson Hewitt Tax Service locations during the 2010 tax season in which SBBT will offer, process and administer certain financial products, including refund anticipation loans, to Jackson Hewitt Tax Service customers, and to change the timing of payments made under the existing fee structure.  The Company does not expect that the number of Jackson Hewitt Tax Service locations in which SBBT will offer, process and administer certain financial products during the 2010 tax season will materially change from the number of locations in the 2009 tax season.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CAPITAL BANCORP (Registrant)

Date: November 25, 2009	/s/	Frederick W. Clough
Frederick W. Clough
Executive Vice President and General Counsel